EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Barry Susson		Brendon Frey
	Chief Financial Officer		(203) 682-8200
(215) 676-6000 x362
OR
OF:	Deb Shops, Inc.		Integrated Corporate Relations
	9401 Blue Grass Road		24 Post Road East
	Philadelphia, PA 19114		Westport, CT 06880

DEB SHOPS, INC. REPORTS JULY, SECOND QUARTER
AND YEAR-TO-DATE SALES
Philadelphia — August 2, 2007 — Deb Shops, Inc. (Nasdaq: DEBS) today reported that comparable store sales decreased 2.0% in July 2007 as compared to July 2006. Total sales increased 0.5% to $23.2 million from $23.1 million in July 2006.
For the quarter ended July 31, 2007, comparable store sales increased 0.1% and total sales increased 2.7% to $77.4 million from $75.3 million for the prior year quarter. During the six-month period ended July 31, 2007, comparable store sales decreased 0.1% while total sales increased 2.9% to $161.1 million from $156.6 million for the prior year period.
The Company reports financial results on the calendar month. Therefore, differences in timing will occur when comparing Deb Shops’ results to those of retailers reporting on a 4-5-4 calendar. During the month of July 2007, there were four Saturdays compared to five Saturdays in July 2006.
Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 337 specialty apparel stores in 42 states under the DEB and Tops ‘N Bottoms names.
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